UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real, Carlsbad, CA		92008
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (760) 431-9286

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2012, Alphatec Holdings, Inc. (the “Company”) closed (the “Closing”) the previously announced purchase of certain assets used in connection with the design, development, marketing and distribution of certain spinal implant products, together with the intellectual property rights, contractual rights, inventories, and certain liabilities related thereto, from Phygen, LLC (“Phygen”) pursuant to an Asset Purchase Agreement, dated as of October 19, 2012 (the “Asset Purchase Agreement”), between the Company and Phygen.

At the Closing, the Company issued to Phygen 4,069,087 unregistered shares of the Company’s common stock and paid to Phygen $2 million in cash. In addition, the Company issued 1,170,960 unregistered shares of its common stock into an escrow account, which shares were issued in Phygen’s name and will be maintained by a third party escrow agent to secure the indemnification obligations of Phygen under the Asset Purchase Agreement for a period of 12 months following the Closing. The Asset Purchase Agreement provides that Phygen will not, without the Company’s prior written consent, directly or indirectly, sell, offer, pledge, transfer, distribute or otherwise dispose of the Shares (“Lock-Up Restrictions”), provided that the Lock-Up Restrictions shall lapse with respect to 1,922,049, 1,658,999, and 1,658,999 Shares on each of the first, second and third annual anniversaries of the Closing, respectively.

At the Closing, the Company and Phygen also entered into an Exclusive License Agreement (the “Autolok License Agreement”), pursuant to which Phygen granted the Company an exclusive, worldwide license under Phygen’s patents, trademarks and know-how to make, market, distribute and sell products incorporating Phygen’s proprietary Autolok set screw locking technology.

Additional information with respect to the Asset Purchase Agreement and the Autolok License Agreement is available in the current report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 25, 2012, and is hereby incorporated by reference. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, including the ancillary agreements that are exhibits thereto, and the Autolok License Agreement, copies of which the Company expects to file with the Company’s Annual Report on Form 10-K for the period ending December 31, 2012.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 8.01 above is incorporated into this Item 3.02 by reference. All of the shares issued were issued in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated under the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: November 8, 2012	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President